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Exhibit 2.0                     CERTIFICATE OF MERGER
                                          OF
                               E.A. CAREY OF OHIO, INC.
                                         INTO
                                THE HAVANA GROUP, INC.


     In accordance with the requirements of Ohio law, the undersigned corporations, desiring to effect a merger, set forth the following facts:

I.   SURVIVING ENTITY.

     A. The name of the entity surviving the merger is The Havana Group, Inc.

     B. The surviving entity is a foreign (non-Ohio) corporation incorporated under the laws of the state of Delaware and which shall be licensed to transact business in the state of Ohio.

II.  MERGING ENTITIES.

     The name, type of entity, and state of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows:

          NAME                 STATE OF ORGANIZATION          TYPE OF ENTITY
      ----------              ------------------------      -------------------

E.A. CAREY OF OHIO, INC.             OHIO                     CORPORATION

III. MERGER AGREEMENT ON FILE.

     The name and mailing address of the person or entity from whom eligible persons may obtain a copy of the agreement of merger upon written request:

          NAME                                 ADDRESS
      -----------                   ------------------------------
William L. Miller                    4450 Belden Village St., N.W.
                                          Canton, Ohio 44718

IV.  EFFECTIVE DATE OF MERGER.

     This merger is to be effective on the date of filing.

V.   MERGER AUTHORIZED.




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     The laws of the state under which each constituent entity exists, permits this merger.

     This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.  STATEMENT OF MERGER

     Upon filing, or upon such later date as specified herein, the merging entity listed herein shall merge into the listed surviving entity.

VII. QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY.

     A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

      NAME                                           ADDRESS
   ---------                                 -----------------------
David G. LeGrand                              175 South Third Street
                                               Columbus, Ohio 43215

     The subject surviving foreign corporation irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation fails to designate another agent when required to do so, of if the corporation's license or registration to do business in Ohio expires or is canceled.


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     The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below:

THE HAVANA GROUP, INC.                           E.A. CAREY OF OHIO, INC.
a Delaware corporation                             an Ohio corporation

By:/s/William L. Miller                           By:/s/ William L. Miller
  ---------------------------                       -------------------------
      William L. Miller                                 William L. Miller
      President                                         President

Date: 12/1/97                                     Date:  12/1/97
     ------------------------                        -------------------------



By:/s/ Chris Weber                                By: /s/ Chris Weber
   ---------------------------                       -------------------------
       Chris Weber                                       Chris Weber
       Secretary                                         Secretary

Date: 12/1/97                                     Date:   12/1/97
     -------------------------                        ------------------------